                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                June 15, 2001              June 14, 2001
              ----------------------------------------------------
                Date of report  (Date of earliest event reported)

                               HEXCEL CORPORATION
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

  Delaware                            1-8472                     94-1109521
--------------                 ---------------------         -------------------
 (State of                     (Commission File No.)           (IRS Employer
Incorporation)                                               Identification No.)

                               Two Stamford Plaza
                              281 Tresser Boulevard
                        Stamford, Connecticut 06901-3288
          ------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                                 (203) 969-0666
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                                       N/A
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5.  OTHER EVENTS

         A copy of the press release issued by Hexcel Corporation, a Delaware corporation (the "Company"), on June 14, 2001, related to the issuance of $100 million principal amount of senior subordinated notes (the "New Notes") and the use of the proceeds from such issuance to redeem certain outstanding debt of the Company, is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

         A copy of the section titled "Management's Discussion and Analysis of Financial Condition and Results of Operations" from the Preliminary Confidential Offering Circular dated June 15, 2001 related to the issuance of the New Notes is filed as Exhibit 99.2 to this Current Report and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)      Exhibits

                  99.1     Press Release, dated June 14, 2001.

                  99.2 Section from Preliminary Confidential Offering Circular of the Company dated June 15, 2001 titled "Management's Discussion and Analysis of Financial Condition and Results of Operations".


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:      June 15, 2001


                                       HEXCEL CORPORATION


                                       /s/ Ira J. Krakower
                                       ----------------------------
                                       Ira J. Krakower
                                       Senior Vice President


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

                                  EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------
     99.1         Press Release, dated June 14, 2001.

     99.2         Section from Preliminary Confidential Offering Circular of the
                  Company dated June 15, 2001 titled "Management's Discussion and Analysis of Financial Condition and Results of Operations".


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